Exhibit 10.14

AMENDMENT TO SEVERANCE AGREEMENT

This Amendment (this “Amendment”) to that certain Severance Agreement (the “Agreement”) dated                     , 20        , by and between SemGroup Corporation, a Delaware corporation (with any successor, the “Company”), and                     (the “Participant”) is adopted and approved by the Company to be effective as of November 18, 2011.

R E C I T A L:

WHEREAS, the Company desires to amend the Agreement to extend the expiration date for an additional two year period;

NOW THEREFORE, the Company hereby amends the Agreement as follows:

1. Definitions. All capitalized terms used in this Amendment shall have the meanings assigned thereto in the Agreement unless otherwise defined herein.

2. Authority to Amend. This Amendment is adopted and approved by the Company with the consent of the Participant pursuant to Section 7.6 of the Agreement.

3. Amendment to Section 1.6 of Agreement. Section 1.6 of the Agreement shall be amended and restated in its entirety to read as follows:

1.6 “Agreement Term” means the period commencing on the Agreement Date and ending on June 1, 2014. Notwithstanding anything herein to the contrary, with respect to a Post-Change Period, the Agreement Term shall end at the end of the Severance Period (as defined in Section 2.1(c)) if applicable, or if there is no such Severance Period, the earliest of the following: (a) the second anniversary of the Change Date, or (b) the Termination Date; provided that: (i) the obligations, if any, of SemGroup to make payments under this Agreement due to a Separation from Service which occurred during the Agreement Term shall continue beyond the Agreement Term until all such obligations are fully satisfied, and (ii) the obligations of Executive under this Agreement shall continue beyond the Agreement Term until all such obligations are fully satisfied. Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate upon the occurrence of a Disqualifying Disaggregation pursuant to Section 1.21.

4. Continuation of Agreement. Except as specifically stated herein, this Amendment does not change the terms and conditions of the Agreement which remain in full force and effect.

IN WITNESS WHEREOF, Executive and a duly authorized representative of SemGroup Corporation have executed this Amendment to be effective as of the date first written above.

[EXECUTIVE]

SEMGROUP CORPORATION, acting on behalf of itself and its Subsidiaries and Affiliates
By:
Norman J. Szydlowski
President and CEO

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